Exhibit 99

RETIREMENT SAVINGS PLAN OF

BNY BROKERAGE, INC.

Financial Statements for the

Years Ended December 31, 2004, 2003 and 2002

RETIREMENT SAVINGS PLAN OF

BNY BROKERAGE, INC.

TABLE OF CONTENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS AS OF DECEMBER 31, 2004 AND 2003	2

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002	3

NOTES TO FINANCIAL STATEMENTS	4 - 8

SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4(i) – SCHEDULE OF ASSETS HELD AT END OF YEAR	9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Committee and the Participants of the Retirement Savings Plan of

BNY Brokerage, Inc.

New York, New York

We have audited the accompanying statements of net assets available for benefits of the Retirement Savings Plan of BNY Brokerage, Inc. as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2004 and 2003, and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2004, is presented for purposes of additional analysis and is not a required part of the financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

New York, New York
June 23, 2005	/s/ Ernst & Young LLP

RETIREMENT SAVINGS PLAN OF

BNY BROKERAGE, INC.

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2004	2003
ASSETS:
Investments at fair value:
Shares of registered investment companies
BNY Hamilton Funds	$15,201,938	$13,679,811
Other investment funds	18,640,709	14,644,275
Loans to participants	774,972	535,113

Total investments	34,617,619	28,859,199

Cash	5,176	—
Employer’s contributions receivable	2,701,225	2,957,359
Other receivables	—	34,853

Total assets	37,324,020	31,851,411

LIABILITIES:
Accounts payable	5,185	—

Total liabilities	5,185	—

NET ASSETS AVAILABLE FOR BENEFITS	$37,318,835	$31,851,411

See accompanying notes to financial statements.

RETIREMENT SAVINGS PLAN OF

BNY BROKERAGE, INC.

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Years Ended December 31,
	2004	2003	2002
ADDITIONS:
Investment income:
Interest and dividend income	$564,641	$366,123	$308,502

Total investment income	564,641	366,123	308,502

Contributions
Employer	2,465,090	2,922,194	3,362,692
Participant	2,790,704	2,663,511	2,762,867

Total contributions	5,255,794	5,585,705	6,125,559

Total additions	5,820,435	5,951,828	6,434,061

DEDUCTIONS:
Benefits paid to participants	2,715,685	1,402,666	1,464,905
Administrative expenses	8,570	5,272	6,001

Total deductions	2,724,255	1,407,938	1,470,906

Net increase prior to net appreciation/(depreciation) in fair value of investments	3,096,180	4,543,890	4,963,155

Net appreciation/(depreciation) in fair value of investments	2,371,244	4,982,137	(3,710,739)

Net increase	5,467,424	9,526,027	1,252,416

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year	31,851,411	22,325,384	21,072,968

End of year	$37,318,835	$31,851,411	$22,325,384

See accompanying notes to financial statements.

RETIREMENT SAVINGS PLAN OF

BNY BROKERAGE, INC.

NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE PLAN

General Information - The Retirement Savings Plan of BNY Brokerage, Inc. (the “Plan”) is a defined contribution plan sponsored by BNY Brokerage, Inc. (the “Company”), which is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan provides employees with an opportunity to invest up to 10% of their annual compensation, augmented by matching Company contributions as well as discretionary contributions made by the Company, to provide financial security during their working careers and additional income in their retirement.

Contributions - Participants may elect to contribute an amount from 1% to 10% of their pretax total compensation to the Plan. Participants may also transfer amounts representing distributions received from another employer’s qualified plan (as defined) to the Plan, provided certain conditions are met.

The Company provides a matching contribution equal to 200% of the first tier of the participant’s eligible contributions (as defined), plus 100% of the participant’s second tier of eligible contributions (as defined) for the Plan year. A participant’s first tier of eligible contributions is 2% of the participant’s compensation (as defined by the Plan). The second tier of eligible contributions is 2% of the participant’s compensation (as defined by the Plan).

The Company may also make a qualified non-elective contribution to the Plan in any Plan year. If made, the contribution is allocated to the separate accounts of those participants who are eligible for an allocation and are not highly compensated employees (as defined) for that Plan year. The Company’s contribution is allocated among the participants in the proportion that each participant’s compensation bears to the total compensation of all participants for the Plan year. The Company’s non-elective contribution to the Plan was $1,083,125, $1,066,345 and $1,025,829 for 2004, 2003, and 2002, respectively. The annual addition, which consists of the Company’s annual contribution and any participant voluntary contribution, allocated to a participant’s account each year is limited to 100% of the participant’s compensation up to a maximum of $41,000.

Participant Accounts - The participant’s account is credited with the applicable amount of Company contributions and any voluntary contributions made by the participant. Payments with respect to a participant’s interest under the Plan are charged to the participant’s account. The account is also credited or charged with the proportionate share of changes in the net assets of the Plan arising from investment activities.

Vesting - Participants are 100% vested in their pre-tax and rollover contributions at all times. Vesting in the Company’s matching or profit sharing contributions is determined on a graduated schedule. A participant is 100% vested after five years of service, or at the normal retirement age of 65. A participant’s account will also become 100% vested in the Company’s contributions in the event of the participant’s death or disability.

Investment Options - Each of the Plan’s participants directs the Trustee to invest their account in one or more of the investment funds sponsored by the Company. The investment funds offered to participants included the following registered investment company funds:

AIM Balanced Fund - Funds are invested mainly in equity and fixed income securities.

AIM Constellation Fund - Funds are invested mainly in equity securities with an emphasis on medium sized and smaller emerging growth companies.

AIM Income Fund - Funds are invested mainly in fixed-rate corporate debt and US Government obligations.

American High Income Trust Fund - Funds are invested mainly in high-yield, high-risk fixed income securities.

BNY Hamilton Large Cap Equity Income Fund - Funds are invested mainly in equity securities of companies with above average dividend yields.

BNY Hamilton Intermediate Government Fund - Funds are invested mainly in securities issued or guaranteed by the US Government, its agencies or instrumentalities.

BNY Hamilton Large Cap Growth Fund - Funds are invested mainly in equity securities of companies that are believed to have superior growth potential.

BNY Hamilton Money Fund - Funds are invested mainly in money market instruments.

BNY Hamilton Small Cap Growth Fund - Funds are invested mainly in equity securities of emerging growth companies.

BNY Employee Savings & Investment Plan Fund D - Funds are invested substantially in The Bank of New York Company, Inc. common stock.

Dreyfus S&P 500 Index Fund - Funds are invested in a portfolio of securities that are structured according to the S&P 500 Index.

Neuberger & Berman International Fund - Funds are invested mainly in equity securities of non-US companies in Europe, the Far East and other regions, including emerging industrialized markets.

Templeton Developing Markets Fund - Funds are invested mainly in equity securities in developing markets of non-US companies in Asia, Latin America/Caribbean, Mid-East/Africa and Europe.

Payment of Benefits and Withdrawals from the Plan - The value of a participant’s interest in the Plan is payable upon retirement, death or termination of employment. In the case of economic need or hardship, the Company may, at its discretion, permit participants to withdraw contributions prior to retirement or termination of employment.

Loans to Participants - Subject to certain limitations as described in the Plan’s Summary Plan Description, generally participants may borrow a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their vested account balance. Loans generally mature within five years, with the exception of loans made for purchase of a primary residence, which may be extended for a ten-year period, or upon termination of employment by the participant. Participant loans are secured by the balance in the participant’s account and bear interest at the prime lending rate plus one percent per annum. Principal and interest are paid ratably over the period of the loan through payroll deductions.

Forfeitures - Employer contributions receivable at December 31, 2004, 2003, and 2002 reflect forfeiture reductions of zero respectively.

Plan Termination - Although it has not expressed any intent to do so, the Company has the right to discontinue its contributions to the Plan at any time and to terminate the Plan subject to the provisions of ERISA. In that event, the assets of the Plan shall be converted into cash and distributed to the participants in proportion to their respective interests.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the more significant accounting policies of the Plan:

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation - Shares of registered investment companies are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year-end. Loans to participants are valued at their outstanding principal balances.

Investment Transactions and Investment Income - Investment transactions are recognized on the trade date of the purchase or sale. Dividend income is recognized on the ex-dividend date. Interest income is recognized on an accrual basis.

Payment of Benefits - Benefits are recorded when paid.

Administrative Expenses - Certain administrative and investment services are provided to the Plan at no charge by The Bank of New York Company, Inc. Other minimal custodial fees are paid on behalf of the Plan by The Bank of New York Company, Inc.

Tax Status – The Plan has received a determination letter from the Internal Revenue Service dated January 21, 2004, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the “Code”) and, therefore, the related Trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Sponsor has indicated that it will take the necessary steps, if any, to bring the Plan’s operations into compliance with the Code.

3.	INVESTMENTS

The fair values of individual investments that represent five percent or more of the Plan’s net assets available for benefits are as follows:

Investments at Fair Value as Determined by Quoted Market Prices:

	December 31,
	2004	2003
Investments in registered investment companies:
AIM Constellation Fund	$3,995,893	$3,251,401
BNY Hamilton Large Cap Growth Fund	3,596,959	3,132,516
BNY Hamilton Money Fund	4,470,221	4,127,186
BNY Hamilton Small Cap Growth Fund	4,199,461	4,080,192
Dreyfus S&P 500 Index Fund	7,761,467	6,700,671
Neuberger & Berman International Fund	2,414,775	1,358,777

The Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in fair value as follows:

Net Appreciation (Depreciation) in Fair Value

	2004	2003	2002
AIM Balanced Fund	$114,087	$130,037	$(177,557)
AIM Constellation Fund	463,565	742,190	(545,010)
AIM Income Fund	62,578	23,112	(16,652)
American High Income Trust Fund	81,305	79,675	(43,178)
BNY Hamilton Large Cap Equity Income Fund	207,096	184,246	(210,063)
BNY Hamilton Intermediate Government Fund	57,887	(26,734)	24,192
BNY Hamilton Large Cap Growth Fund	452,615	604,558	(642,624)
BNY Hamilton Small Cap Growth Fund	(44,414)	1,123,151	(799,254)
BNY Hamilton Money Fund	31,071	—	—
BNY Employee Savings & Investment Plan – Fund D	6,992	—	—
Dreyfus S&P 500 Index Fund	493,489	1,387,849	(1,173,862)
Neuberger & Berman International Fund	231,992	456,911	(116,033)
Templeton Developing Markets Fund	212,981	277,142	(10,698)

	$2,371,244	$4,982,137	$(3,710,739)

The Plan’s investments in the BNY Hamilton Funds earned interest and dividend income of $136,979 in 2004, $101,981 in 2003, and $139,344 in 2002.

SUPPLEMENTAL SCHEDULE

RETIREMENT SAVINGS PLAN OF

BNY BROKERAGE, INC.

SCHEDULE H, LINE 4(i) – SCHEDULE OF ASSETS HELD

AT END OF YEAR

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
* BNY Hamilton Large Cap Equity Income Fund	108,684	$1,436,798
* BNY Hamilton Intermediate Government Fund	121,236	1,269,060
* BNY Hamilton Large Cap Growth Fund	377,832	3,596,959
* BNY Hamilton Money Fund	443,527	4,470,221
* BNY Hamilton Small Cap Growth Fund	273,759	4,199,461
* BNY Employee Savings & Investment Plan - Fund D	21,305	229,439

Total BNY Hamilton Funds		15,201,938

AIM Balanced Fund	43,853	1,109,477
AIM Constellation Fund	174,952	3,995,893
AIM Income Fund	62,016	742,337
American High Income Trust Fund	78,732	1,085,206
Dreyfus S&P 500 Index Fund	220,059	7,761,467
Neuberger & Berman International Fund	132,680	2,414,775
Templeton Developing Markets Fund	82,697	1,531,554

Total Other Investment Funds		18,640,709

Participant loans	interest rates of Prime, and maturities of less than ten years	774,972

TOTAL INVESTMENTS		$34,617,619

*	Represents a party-in-interest